                                                                  EXHIBIT 10.12

                                                                      EXHIBIT A

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144(K), OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.


                                8% CONVERTIBLE NOTE
                                -------------------


US$1,000,000                                                       July 23, 2004

               FOR VALUE RECEIVED, VisiJet, Inc., a Delaware corporation (the "COMPANY"), hereby unconditionally promises to pay to the order of LibertyView Special Opportunities Fund, LP (the "Holder"), having an address at c/o Neuberger Berman, LLC, 111 River Street - Suite 1000, Hoboken, NJ 07030, at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of One Million United States Dollars ($1,000,000.00), together with interest from July 23, 2004 on the unpaid principal balance of this Note outstanding at a rate equal to eight percent (8.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 8% Convertible Note (the "Note") is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Company. Interest on this Note shall accrue and be compounded quarterly and shall be payable quarterly on the fifteenth day of July, October, January and April of each year (each, an "INTEREST PAYMENT Date"), commencing on October 31, 2004, to the Holder of record on the immediately preceding July 15, October 15, January 15 or April 15, as applicable (each, an "INTEREST RECORD DATE "). Subject to the other provisions of this Note, the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on July 23, 2014 (the "STATED MATURITY Date"). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

               From and after the Stated Maturity Date, all amounts due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of twelve percent (12%). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

         1. DEFINITIONS. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                  "ADDITIONAL RIGHTS" shall have the meaning ascribed to such term in Section 6 hereof.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

                  "BOARD" shall mean the Board of Directors of Company.

                  "BUSINESS DAY" other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                  "CHANGE OF CONTROL" means, at any time (i) any Person or any Persons acting together that would constitute a "group" for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person; or (iv) any "change of control" or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of the Company shall occur; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the shareholders of the Company was proposed by a vote of the majority of directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                  "COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of the Company.

                  "COMPANY" shall have the meaning ascribed to such term in the first paragraph herein.

                  "CONTROL" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise

                  "CONVERSION PRICE" shall mean initially $0.54 per share, subject to adjustment as provided in Section 6.

                  "CONVERTIBLE SECURITIES" shall have the meaning ascribed to such term in Section 6 hereof.

                  "DESIGNATED EVENT" means the occurrence of either a Change of Control or a Termination of Trading.

                  "DESIGNATED EVENT REPURCHASE DATE " shall have the meaning ascribed to such term in Section 5 hereof.

                  "DESIGNATED EVENT REPURCHASE NOTICE" shall have the meaning ascribed to such term in Section 5 hereof.

                  "DESIGNATED EVENT REPURCHASE PRICE" shall have the meaning ascribed to such term in Section 5 hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EVENT OF DEFAULT" shall have the meaning ascribed to such term in Section 6 herein.

                  "EXCLUDED ISSUANCES" shall have the meaning ascribed to such term in Section 6 herein.

                  "HOLDER" shall have the meaning ascribed to such term in the first paragraph herein.

                  "INTEREST PAYMENT DATE " shall have the meaning ascribed to such term in the first paragraph herein.

                  "INTEREST RECORD DATE" shall have the meaning ascribed to such term in the first paragraph herein.

                  "INVESTORS" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "MARKET PRICE", as of a particular date (the "VALUATION DATE"), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange o n the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten
(10) trading sessions during which such security has traded; (B) if such security is then included in The Nasdaq Stock Market, Inc. ("NASDAQ"), the Market Price shall be the closing bid price of one share of such security on Nasdaq on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten
(10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; (C) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (D) if such security is then included in the "pink sheets," the Market Price shall be the closing sale price of one share of such security on the "pink sheets" on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the last Trading Day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

                  "NOTE" shall have the meaning ascribed to such term in the first paragraph herein.

                  "OPTIONS" shall have the meaning ascribed to such term in
Section 6 hereof.

                  "PERSON" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                  "PURCHASE AGREEMENT " shall mean the Securities Purchase Agreement, dated as of July 23, 2004, and as that agreement may be amended from time to time, by and among the Company and the Investors.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of July 23, 2004, and as that agreement may be amended from time to time, by and among the Company and the Investors.

                  "REPURCHASE DATE " shall have the meaning ascribed to such term in Section 5 hereof.

                  "REPURCHASE NOTICE" shall have the meaning ascribed to such term in Section 5 hereof.

                  "REPURCHASE PRICE" shall have the meaning ascribed to such term in Section 5 hereof.

                  "STATED MATURITY DATE" shall have the meaning ascribed to such term in the first paragraph herein.

                  "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

                  "TERMINATION OF TRADING" will be deemed to have occurred at any time when the Common Stock is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices nor quoted on the Over the Counter Bulletin Board".

                  "TRADING DAY" means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business;
(ii) if the relevant stock or security is quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq Stock Market or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

                  "TRIGGER ISSUANCE" shall have the meaning ascribed to such term in Section 6 hereof.

         2. PURCHASE AGREEMENT. This Note is one of the several 8% Convertible Notes of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Note is transferable and assignable to any person to whom such transfer is permissible under the Purchase Agreement and applicable law. The Company agrees to issue from time to time a replacement
Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

         3. NO RIGHT OF PREPAYMENT OR REDEMPTION. This Note shall not be prepayable or redeemable by the Company prior to the Stated Maturity Date.

         4. REPURCHASE OF THE NOTE AT THE OPTION OF THE HOLDER.

                  (a) The Note shall be purchased by the Company at the option of the Holder on July 31, 2007 (each, a "REPURCHASE DATE"), at a purchase price equal to 100% of the principal amount of this Note, plus accrued and unpaid interest on this Note, to (but excluding) such Repurchase Date (the "REPURCHASE PRICE "). If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the Holder of record on the corresponding Interest Record Date and the Repurchase Price shall only be 100% of the principal amount of the Note. The Company shall have the option to pay all or any portion of the Repurchase Price in newly issued, fully paid and nonassessable shares of Common Stock, with each share of Common Stock having a value equal to the average Market Price of a share of Common Stock for each of the ten Trading Days immediately preceding the date on which the Repurchase Price is paid: provided, however, that the Company shall not have the right to issue any shares of Common Stock pursuant to this Section 3 unless such shares of Common Stock are the n registered pursuant to a Registration Statement (as defined in the Registration Rights Agreement) which is available for the resale of such shares of Common Stock immediately upon issuance.

                  (b) Not later than 30 Business Days prior to any Repurchase Date, the Company shall give written notice to the Holder, which notice shall
(i) specify (A) the Repurchase Date, (B) the Repurchase Price then applicable and (C) subject to the proviso in the last sentence of Section 4(a), the portions of the Repurchase Price payable in cash and/or shares of Common Stock and (ii) include a form of repurchase notice to be completed by the Holder.

                  (c) Purchases of this Note shall be made, at the option of the Holder thereof, upon delivery to the Company by the Holder of (i) a written notice of repurchase (a "REPURCHASE Notice") at any time prior to 5:00 p.m., New York time, on the relevant Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Repurchase Date and (ii) this Note.

                  (d) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

          5. REPURCHASE OF THE NOTE AT THE OPTION OF THE HOLDER UPON CERTAIN EVENTS.

                  (a) If a Designated Event occurs, this Note shall be purchased by the Company, at the option of the Holder thereof, at a cash purchase price equal to 101% of the principal amount of those Securities, plus accrued and unpaid interest (the "DESIGNATED EVENT REPURCHASE PRICE") to, but not including, the date that is 30 days following the date of the notice of a Designated Event delivered by the Company pursuant to clause (b) below (the "DESIGNATED Event Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in clause (c) below. If the Designated Event Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such interest to the holder of record on the corresponding Interest Record Date and the Designated Event Repurchase Price shall only be 101% of the principal amount of this Note.

                  (b) No later than 30 days after the occurrence of a Designated Event, the Company shall give written notice thereof to the Holder, which notice shall include a form of repurchase notice to be completed by the Holder and shall (i) state briefly, the events causing a Designated Event and the date of such Designated Event, (ii) specify the Designated Event Repurchase Price and
(iii) the Designated Event Repurchase Date.

                  (c) The Holder may exercise its rights specified in this
Section 5 upon delivery to the Company of (i) a written notice of purchase (a "DESIGNATED EVENT REPURCHASE Notice") to the Company at any time on or prior to 5:00 p.m., New York time, on the Designated Event Repurchase Date stating the portion of the Note which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and irrevocably agreeing that such principal amount of the Note shall be purchased by the Company as of the Designated Event Repurchase Date and (ii) this Note.

                  (d) In the event that this Note is repurchased in part, upon surrender of this Note, the Company shall execute and deliver to the Holder a new Note equal in principal amount to the unpurchased portion of the Note surrendered.

         6. CONVERSION RIGHTS.

                  (a) Subject to and upon compliance with the provisions of this Note, prior to the Stated Maturity Date, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect The rights of conversion set forth in this
Section 6 shall be exercised by the

Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have bee n lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company's receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                  (b) Promptly after receipt of the written notice referred to in Section 6(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 6(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

                  (d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 6. Such adjustments shall be made successively whenever any event listed above shall occur.

                  (e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note, without regard to any conversion limitation specified in Section 6, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, without regard to any conversion limitation specified in Section 6, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 6, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 6(d)), or subscription rights or Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Notes, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

                  (g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (h) In the event that, as a result of an adjustment made pursuant to this Section 6, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

                  Except as provided in Section 6(j) below, if and whenever the Company shall issue or sell, or is, in accordance with Sections 5(i)(i) through 5(i)(vii) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than $0.54 (a "Trigger Issuance"), effective as of the close of business on the effective date of the Trigger Issuance the then-existing Conversion Price shall be reduced to a price determined as follows:


               Adjusted Conversion Price = (A X B) + D
                                           -----------
                                            A + C
                           where

                           "A" equals the number of shares of Common Stock
outstanding, including Additional Shares of Common Stock (as defined below) deemed to be issued hereunder, immediately preceding such Trigger Issuance;

                           "B" equals the Conversion Price in effect immediately
preceding such Trigger Issuance;

                           "C" equals the number of Additional Shares of Common
Stock issued or deemed issued hereunder as a result of the Trigger Issuance; and

                           "D" equals the aggregate consideration, if any,
received or deemed to be received by the Company upon such Trigger Issuance;

provided, however, that in no event shall the Conversion Price after giving effect to such Trigger Issuance be greater than the Conversion Price in effect prior to such Trigger Issuance.

                  For purposes of this subsection (i), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this subsection (i), other than Excluded Issuances (as defined in subsection (j) hereof).

                  For purposes of this Section 6(i), the following subsections
(i)(i) to (i)(vii) shall also be applicable (subject, in each such case, to the provisions of Section 6(j) hereof):

                  (i) In case at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any Notes or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such Notes, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing
(i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus
(z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price of the Common Stock immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in subsection 6(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (ii) In case the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price of the Common Stock immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that (a) except as otherwise provided in subsection 6(i)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and
(b) no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of subsection 6(i).

                  (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 6(i)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii), or the rate at which Convertible Securities referred to in subsections 5(i)(i) or 5(i)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 6(i) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 6(i) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Conversion Price then in effect hereunder shall forthwith be changed to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                  (iv) Subject to the provisions of this Section 6(i), in case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (v) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the "ADDITIONAL RIGHTS") are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors shall respond promptly, in writing, to an inquiry by the Holder as to the fair market value of the Additional Rights. In the event that the Board of Directors and the Holder are unable to agree upon the fair market value of the Additional Rights, the Company and the Holder shall jointly select an appraiser, who is experienced in such matters.

The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Holder.

                  (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by o r for the account of the Company or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this subsection (i).

                  (j) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors or t he compensation committee of the Board of Directors, (B) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities issued prior to the date hereof, provided such securities are not amended after the date hereof (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note) (collectively, "EXCLUDED ISSUANCES").

                  (k) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of that portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the then outstanding shares of Common Stock. The waiver by the Holder of any limitation contained in an Option or Convertible Security now or hereafter held by such holder that is similar or analogous to the limitations set forth in this Section 6(k) shall not be deemed a waiver or otherwise effect the limitation set forth in this Section 6(k), unless such waiver expressly states it is a waiver of the provisions of this Section 6(k). For purposes of this Section 6(k), beneficial ownership shall be determined in accordance with

Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder may waive the limitations set forth herein by sixty-one (61) days written notice to the Company.

               (l) In case at any time:

                  (i) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

                  (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (iii) of this Section 6(l) and (b) in the case of any event set forth in clause (iii) of this Section 6(l), at least 20 Business Days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (iii) of this Section 6(l).

                  (m) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address o f such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

                  (n) The Company shall at all times to reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note without regard to the conversion limitations set forth in Section 6. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the

Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's articles of association or memorandum of association.

                  (o) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

                  (p) The Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

                  (q) To the extent permitted by applicable law and the listing requirements of the Nasdaq Stock Market and any exchange in which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Rate and the period during which it will be in effect.

        7. EVENT OF DEFAULT. The occurrence of any of following events shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) the failure of the Company to make any payment of principal on this Note when due, whether at maturity, upon acceleration or otherwise;

                  (b) the failure of the Company to make any payment of interest on this Note, or any other amounts due under the Purchase Agreement, the Registration Rights Agreement or this Note or the Warrants when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more thAN five (5) days;

                  (c) the Company and/or its Subsidiaries fail to make a required payment or payments on indebtedness for borrowed money of Twenty-Five Thousand United States Dollars ($25,000) or more in aggregate principal amount and such failure continues for more than ten (10) days;

                  (d) there shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Company or its Subsidiaries of Twenty-Five Thousand United States Dollars ($25,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration);

                  (e) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (i) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

                  (f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Twenty-Five Thousand United States Dollars ($25,000) shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged;

                  (g) the Company is in breach of the requirements of Section
7.9 of the Purchase Agreement;

                  (h) if any representation or statement of fact made in the Purchase Agreement or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

                  (i) if the Company fails to observe or perform in any material respect any of its covenants contained in the Purchase Agreement, the Registration Rights Agreement, the Warrants or this Note (other than any failure which is covered by Section 7(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof.

                  Upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Holder, with respect to (a) through (d) and (f) through (i), and (B) automatically, with respect to (e). Upon the occurrence of an Event of Default, the Holder shall have the right to exercise any other right, power or remedy as may be provided herein or in the Security Agreement or as may be provided at law or in equity, INCLUDING, WITHOUT LIMITATION, the right realize on its interest in the Collateral.

         8. NO WAIVER. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

         9. AMENDMENTS IN WRITING. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Company expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         10. WAIVERS. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         11. WAIVER OF JURY TRIAL. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12. GOVERING LAW; CONSENT TO JURISDICTION. This Note shall be governed by and construed under the law of the State of New York, without giving effect to the conflicts of law principles thereof. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         13. COSTS. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

         14. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

         15. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the successors and assigns of the Holder.

                  [Remainder of Page Intentionally Left Blank]

                                    VISIJET



                                    By: /s/ Laurence M. Schreiber
                                    ---------------------------------------
                                    Name Laurence M. Schreiber
                                    Title COO, Corporate Secretary and Treasurer